CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 ___________________________________________________


The Board of Directors
Infinity Broadcasting Corporation:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.




                                KPMG PEAT MARWICK LLP

New York, New York
August 18, 1995